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                                                                   EXHIBIT 23.F

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of El Paso Natural Gas Company on Form S-4 of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of El Paso Natural Gas Company as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, included in its Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

El Paso, Texas
August 27, 1996